Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FTI Consulting, Inc.:

We consent to the use of our report dated February 28, 2013, except for Notes 4, and 19, which are dated as of May 21, 2013, with respect to the consolidated balance sheets of FTI Consulting, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and related financial statement schedule, incorporated herein by reference to the Form 8-K of FTI Consulting, Inc. dated May 21, 2013, and to our report dated February 28, 2013 on the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated herein by reference to the 2012 Annual Report on Form 10-K of FTI Consulting, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Baltimore, Maryland

May 22, 2013